[ARTICLE] 5
[MULTIPLIER]   1,000

Part II.  Other information,   Item 6a.

Exhibit 11

                                CIRRUS LOGIC, INC.
               STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)
                                                Quarter Ended     Three Quarters Ended
                                             Dec. 31,  January 1, Dec. 31,  January 1,
                                             1994      1994       1994      1994
                                             --------- ---------  --------- ---------
Primary:

Weighted average shares outstanding            29,847    25,581     29,751    25,288

Dilutive common stock equivalents:
  Common stock options, using treasury stock
    or modified treasury stock method           1,801     2,785      1,954     2,067
  Common stock warrants, using treasury
    stock or modified treasury stock method         2         4          3         3
                                             --------- ---------  --------- ---------
Common and common equivalent shares used in
  the calculation of net income per share      31,650    28,370     31,708    27,358
                                             ========= =========  ========= =========

Net income                                    $14,482   $20,029    $42,495   $30,552
                                             ========= =========  ========= =========

Earnings per share                              $0.46     $0.71      $1.34     $1.12
                                             ========= =========  ========= =========

Fully diluted:

Weighted average shares outstanding            29,847    25,581     29,751    25,288

Dilutive common stock equivalents:
  Common stock options, using treasury stock
    or modified treasury stock method           1,801     2,944      1,954     2,347
  Common stock warrants, using treasury
    stock or modified treasury stock method         2         4          3         3
                                             --------- ---------  --------- ---------
Common and common equivalent shares used in
  the calculation of net income per share      31,650    28,529     31,708    27,638
                                             ========= =========  ========= =========

Net income                                    $14,482   $20,029    $42,495   $30,552
                                             ========= =========  ========= =========

Earnings per share                              $0.46     $0.70      $1.34     $1.11
                                             ========= =========  ========= =========